Exhibit 99.1

Social Life Network Files First Quarter 2021 10-Q

LOS ANGELES, CA / May 26th, 2021 / Social Life Network, Inc. (OTC: WDLF) announces today the Company has completed the filing of their first quarter 10-Q filing.

“We are pleased to announce that our audit firm has completed their review of our first quarter 2021 financials, and we have filed the 10-Q financial report,” said CEO Ken Tapp. “2021 is a significant year for our tech business incubator as we grow ever closer to three of our licensees potentially reaching their liquidity events.”

“MjLink.com, Inc., one of our licensees, completed its qualification of a regulation A tier 2 pre-IPO offering in September of 2020, marking a major milestone in our company business model for incubating a company to the beginning of its liquidity event,” added Director Todd Markey. “This process has been a learning curve for the company these past few years, and as we began the 2021 year we identified additional work related to our 10-K and 10-Q filings that needed to account for the future liquidity events so to protect long-term shareholder value.”

The Company is providing a shareholder update that reviews the 10-K amendment and the 10-Q filing, in an audio podcast that can be accessed at https://www.SocialNetwork.ai/podcast on Wednesday May 26th, 2021 @ 5PM Pacific / 8PM Eastern.

About Social Life Network, Inc.

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech start-ups with seed technology development, legal and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Our seed technology is an artificial intelligence (“AI”) powered social network and Ecommerce platform that leverages blockchain technology to increase speed, security and accuracy on the niche social networks that we license to the companies in our TBI. Since the launch of the company in January of 2013, the Company has launched niche industry social networks to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, auto racing, travel, hunting, fishing and camping. The Company operates in part, like a publicly traded tech incubator, and retains ownership in each licensee through stock and options ownership when they reach a contracted user ship growth, outlined in their licensing contracts. This allows the Company to minimize its expenses and exposure to failed startups licensees that use its platform.

For more information, visit our website @ www.SocialNetwork.ai

Watch our latest shareholder update podcasts @ www.SocialNetwork.ai/podcast

Safe Harbor and Disclaimer

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of Social Life Network, Inc. All information presented herein with respect to the existing business and the historical operating results of Social Life Network (“the Company”) and estimates and projections as to future operations are based on materials prepared by the management of the Company and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, the Company reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

Todd Markey

Investor Relations

Social Life Network, Inc.

ir@socialnetwork.ai

1-855-933-3277